================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                AMENDMENT #1 TO
                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 15, 2000

              Date of Report being amended hereby (July 21, 2000)

                               DIGITALTHINK, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           DELAWARE                          000-28687                94-3244366
--------------------------------     ------------------------     -----------------
(State or other jurisdiction of      (Commission File Number)     (I.R.S. Employer
incorporation or organization)                                    Identification No.)


                             1098 HARRISON STREET
                           SAN FRANCISCO, CALIFORNIA 94103
                    (Address of principal executive offices)

                                 (415) 625-4000
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective July 6, 2000, DigitalThink, Inc. ("DigitalThink" or the "Company") acquired 100% of the outstanding stock and assumed all outstanding stock options of Arista Knowledge Systems, Inc. ("Arista"), an emerging leader in providing Internet-based learning management systems, in exchange for approximately 746,000 shares of DigitalThink common stock. The total cost of the acquisition, including transaction costs, was approximately $24.6 million. The acquisition was accounted for as a purchase business combination.

This report amends the report on 8-K filed with the Securities and Exchange Commission on July 21, 2000 (the "Prior 8-K") to add the required financial statements. This report is qualified in its entirety by reference to the Prior 8-K and to the Agreement and Plan of Merger which was attached as Exhibit 99.1 to the Prior 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements and pro forma financial information are being provided in accordance with the instructions to this item.

        (a)     Financial Statements of Business Acquired.

                Report of Independent Public Accountants.

                Balance sheets of Arista at June 30, 2000 and December 31, 1999 and 1998.

                Statements of operations of Arista for the six months ended June 30, 2000 and 1999, the years ended December 31, 1999 and 1998, and the period from inception (July 14, 1997) through December 31, 1999.

                Statements of changes in stockholders' deficit of Arista for the years ended December 31, 1999 and 1998, and the period from inception (July 14, 1997) through December 31, 1999.

                Statements of cash flows of Arista for the six months ended June 30, 2000 and the years ended December 31, 1999 and 1998, and the period from inception (July 14, 1997) through December 31, 1999.

        (b)     Pro Forma Financial Information.

                Unaudited pro forma condensed Balance sheet as of March 31, 2000 and accompanying explanatory notes.

                Unaudited pro forma condensed statement of operations for the year ended March 31, 2000 and accompanying explanatory notes.

                Unaudited pro forma condensed statement of operations for the quarter ended June 30, 2000 and accompanying explanatory notes.


        (c)     Exhibits:

                Exhibit

               Number        Description
               ------        -----------
               99.1 **       Agreement and Plan of Merger between DigitalThink,
                             Inc. and Arista dated July 5, 2000.

               23.1          Consent of Independent Public Accountants.


** Incorporated by reference to the Company's form 8-K filed with the Securities and Exchange Commission on July 21, 2000.

                    Report of Independent Public Accountants

To the Board of Directors of
Arista Knowledge Systems, Inc.:

We have audited the accompanying balance sheets of Arista Knowledge Systems Inc. (a Delaware corporation in the development stage) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and for the period from inception (July 14, 1997) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arista Knowledge Systems, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended and for the period from inception (July 14, 1997) through December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                    /s/ Arthur Andersen LLP

San Jose, California
May 16, 2000
  (except with respect to Note 11, as
   to which the date is July 6, 2000)

ARISTA KNOWLEDGE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)

Financial Statements
As of December 31, 1999 and 1998

Balance Sheets -- December 31, 1999 and 1998


                                     Assets

                                                                                         1999              1998
                                                                                      -----------       -----------
Current Assets:
  Cash and cash equivalents                                                           $   140,034       $ 1,833,819
  Prepaid expenses and other current assets                                               140,049            70,137
                                                                                      -----------       -----------
        Total current assets                                                              280,083         1,903,956
                                                                                      -----------       -----------

Property and Equipment, net                                                               276,255           198,021

Other Assets
  Restricted cash                                                                          70,259            67,159
  Other assets                                                                             75,515           145,921
                                                                                      -----------       -----------
        Total assets                                                                  $   702,112       $ 2,315,057
                                                                                      ===========       ===========

                                      Liabilities and Stockholders' Deficit

Current Liabilities:
  Capital lease obligations, current portion                                          $    26,772       $    53,126
  Line of credit, current portion                                                          26,523                --
  Accounts payable                                                                         60,605            15,454
  Accrued liabilities                                                                     203,185            71,734
                                                                                      -----------       -----------
        Total current liabilities                                                         317,085           140,314
                                                                                      -----------       -----------

Capital Lease Obligations, net of current portion                                           6,677            31,461
Line of Credit, net of current portion                                                     35,841
Notes Payable and Accrued Interest Due to a Related Party                               1,319,344                --
                                                                                      -----------       -----------
        Total liabilities                                                               1,678,947           171,775
                                                                                      -----------       -----------

Commitments (Note 6)

  Mandatorily Redeemable Convertible Preferred Stock, $0.001 par value:
    Authorized--10,000,000 and 7,500,000 shares at December 31, 1999 and
      1998, respectively
  Issued and outstanding--4,550,000 shares at December 31, 1999 and 1998,
      liquidation preference of $3,999,450 at December 31, 1999 and 1998                3,953,907         3,940,895
                                                                                      -----------       -----------

Stockholders' Deficit:
  Common stock, $0.001 par value:
    Authorized--18,000,000 shares and 15,000,000 shares at December 31, 1999 and 1998, respectively
    Issued--3,100,000 shares at December 31, 1999 and 1998                                  3,100             3,100
  Treasury common stock, 60,000 shares, at cost, at December 31,                              (60)              (60)
    1999 and 1998
  Additional paid-in capital                                                              659,964           299,464
  Notes receivable from stockholders                                                      (45,461)          (61,948)
  Deficit accumulated during the development stage                                     (5,548,285)       (2,038,169)
                                                                                      -----------       -----------
        Total stockholders' deficit                                                    (4,930,742)       (1,797,613)
                                                                                      -----------       -----------
        Total liabilities and stockholders' deficit                                   $   702,112       $ 2,315,057
                                                                                      ===========       ===========


The accompanying notes are an integral part of these balance sheets.

ARISTA KNOWLEDGE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of Operations
For The Years Ended December 31, 1999 and 1998
and the period from inception (July 14, 1997)
to December 31, 1999




                                                                         Period from
                                                                          Inception
                                                                       (July 14, 1997)
                                                                              to
                                                                         December 31,
                                         1999              1998              1999
                                     -----------       -----------       -----------
Revenue                              $   244,995       $   412,065       $   675,060

Cost of Revenue                         (222,300)         (384,402)         (623,836)
                                     -----------       -----------       -----------
        Gross profit                      22,695            27,663            51,224
                                     -----------       -----------       -----------

Operating Expenses:
  Research and development             1,387,942           347,673         1,735,844
  Sales and marketing                  1,453,502           583,991         2,108,536
  General and administrative             572,320           718,750         1,647,852
                                     -----------       -----------       -----------
       Total operating expenses        3,413,764         1,650,414         5,492,232
                                     -----------       -----------       -----------
Loss from Operations                  (3,391,069)       (1,622,751)       (5,441,008)

Other Income (Expense), net             (106,035)           18,276           (87,759)
                                     -----------       -----------       -----------
Net Loss                              (3,497,104)       (1,604,475)       (5,528,767)

Mandatory Redeemable Convertible
  Preferred Stock
  Accretion                              (13,012)           (6,506)          (19,518)
                                     -----------       -----------       -----------
  Net Loss Attributable to
    Common Stock                     $(3,510,116)      $(1,610,981)      $(5,548,285)
                                     ===========       ===========       ===========
  Basic and Diluted Net Loss
    Attributable to Common Stock
    per Share                        $     (1.61)      $     (0.73)
                                     ===========       ===========
  Shares used in Computing Basic
    and Diluted Net Loss Attributable
    to Common Stock per Share          2,183,765         2,211,265
                                     ===========       ===========


                         ARISTA KNOWLEDGE SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

Statements of Stockholders' Deficit
For the Period from inception (July 14, 1997) to December 31, 1999

                                                           Common Stock          Treasury Common Stock
                                                      -----------------------   ------------------------
                                                        Shares       Amount       Shares       Amount
                                                      ----------   ----------   ----------   ----------
Balance of Inception, July 14, 1997                          --    $       --         --     $       --

   Issuance of common stock for notes receivable
      at $0.001 per share in July 1997                 2,500,000        2,500          --             --
   Issuance of common stock at $0.50 per share
      for services and note receivable in
      July 1997                                          600,000          600          --             --
   Repayment of notes receivable form July 1997
      through December 1997                                   --            --         --             --
   Net loss                                                   --            --         --             --
                                                      ----------   ----------   ----------    ----------

Balance at December 31, 1997                           3,100,000        3,100           --            --

   Repurchase of common stock at $0.62
      per share in June 1998                                  --           --      600,000          (600)
   Issuance of common stock from treasury for cash
      at $0.62 per share in June 1998                         --           --     (434,132)          434
   Issuance of common stock from treasury for notes
      receivable at $0.62 per share in June 1998              --           --     (105,868)          106
   Repayment of notes receivable from
      May 1998 through December 1998                          --           --
   Deferred stock-based compensation in June 1998             --           --           --            --
   Amortization of deferred stock-based compensation
      from June 1998 though December 1998                     --           --           --            --
   Mandatorily Redeemable Convertible Stock accretion
   Net loss                                                   --           --           --            --
                                                      ----------   ----------   ----------    ----------
Balance at December 31, 1998                           3,100,000        3,100       60,000           (60)

   Repayment of notes receivable from
      January 1999 through May 1999                           --           --           --           --
   Fair value of Series B preferred stock
      warrants in July 1999                                   --           --           --           --
   Fair value of common stock warrants
      in December 1999                                        --           --           --           --
   Mandatorily Redeemable Convertible Stock accretion         --           --           --           --
   Net loss                                                   --           --           --           --
                                                      ----------   ----------   ----------   ----------

Balance at December 31, 1999                           3,100,000   $    3,100       60,000   $      (60)
                                                      ==========   ==========   ==========   ==========

                                                                                                   Deficit
                                                                       Notes                     Accumulated
                                                       Additional    Receivable     Deferred     During the
                                                        Paid In         From         Stock       Development
                                                        Capital     Stockholders  Compensation      Stage          Total
                                                       ----------   ------------  ------------   -----------   ------------
Balance of Inception, July 14, 1997                    $       --     $      --     $      --     $       --     $       --

   Issuance of common stock for notes receivable
      at $0.001 per share in July 1997                                   (2,500)            --             --            --
   Issuance of common stock at $0.50 per share
      for services and note receivable in
      July 1997                                            300,00          (600)           --             --        300,000
   Repayment of notes receivable form July 1997
      through December 1997                                    --         1,600            --             --          1,500
   Net loss                                                    --            --            --       (427,186)      (427,188)
                                                       ----------    ----------    ----------    -----------    ------------
Balance at January 1, 1998                                300,000        (1,600)           --       (427,188)      (125,688)

   Repurchase of common stock at $0.62
      per share in June 1998                             (371,400)           --            --            --        (372,000)
   Issuance of common stock from treasury for cash
      at $0.62 per share in June 1998                     268,734            --            --            --         269,168
   Issuance of common stock from treasury for notes
      receivable at $0.62 per share in June 1998           65,532       (65,638)           --            --             --
   Repayment of notes receivable from
      May 1998 through December 1998                           --         5,290            --            --          5,290
   Deferred stock-based compensation in June 1998          36,598            --       (36,598)           --             --
   Amortization of deferred stock-based compensation
      from June 1998 though December 1998                      --            --        36,598            --         36,598
   Mandatorily Redeemable Convertible Stock accretion          --            --            --        (6,506)        (6,506)
   Net loss                                                    --            --            --    (1,604,475     (1,604,475)
                                                       ----------    ----------    ----------   -----------    ------------
Balance at December 31, 1998                              299,464       (61,948)           --    (2,038,169)    (1,797,613)

   Repayment of notes receivable from
      January 1999 through May 1999                            --        16,487            --            --         16,487
   Fair value of Series B preferred stock
      warrants in July 1999                               309,107            --            --            --        309,107
   Fair value of common stock warrants
      in December 1999                                     51,393            --            --            --         51,393
   Mandatorily Redeemable Convertible Stock accretion          --            --            --        (13,012)      (13,012)
   Net loss                                                    --            --            --     (3,497,104)   (3,497,104)
                                                       ----------    ----------    ----------    ------------  ------------

Balance at December 31, 1999                           $  659,964   $   (45,461)   $       --    $(5,548,285)  $(4,930,742)
                                                       ==========   ===========    ==========    ===========   ===========



The accompanying notes are an integral part of these financial statements.

ARISTA KNOWLEDGE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of Cash Flows
For the Years Ended December 31, 1999 and 1998
and the period from inception (July 14, 1997)
to December 31, 1999

                                                                                           Period from Inception
                                                                                            (July 14, 1997) to
                                                               1999              1998        December 31, 1999
                                                            -----------       -----------  ---------------------
Cash Flows from Operating Activities:
  Net loss attributable to common stock                     $(3,510,116)      $(1,610,981)      $(5,548,285)
  Adjustments to reconcile net loss to cash used in
    operating activities:
    Depreciation                                                 71,803            18,864            90,667
    Issuance of common stock for services                            --                --           300,000
    Loss on disposal of property and equipment                    2,374                --             2,374
    Amortization of deferred stock-based compensation                --            36,598            36,598
    Amortization of warrants issued with notes payable           67,726                --            67,726
    Mandatorily redeemable convertible preferred stock
      accretion                                                  13,012             6,506            19,518
    Changes in operating assets and liabilities:
      Prepaid expenses and other current assets                 (18,519)          (69,271)          (88,656)
      Other assets                                               70,406          (145,921)          (75,515)
      Accounts payable                                           45,151          (109,807)           60,605
      Accrued liabilities                                       192,176            70,136           263,910
                                                            -----------       -----------       -----------
        Net cash used in operating activities                (3,065,987)       (1,803,876)       (4,871,058)
                                                            -----------       -----------       -----------

Cash Flows from Investing Activities:
  Purchases of property and equipment                           (79,724)         (156,460)         (236,184)
  Proceeds from sale-leaseback transaction                           --            33,795            33,795
                                                            -----------       -----------       -----------
        Net cash used in investing activities                   (79,724)         (122,665)         (202,389)
                                                            -----------       -----------       -----------

Cash Flows from Financing Activities:
  Increase in restricted cash                                    (3,100)          (67,159)          (70,259)
  Proceeds from issuance of notes payable to a related
    party                                                     1,500,000                --         1,500,000
  Principal payments on line of credit                          (10,323)               --           (10,323)
  Principal payments under capital lease obligations            (51,138)           (9,633)          (60,771)
  Proceeds from issuance of preferred stock, net                     --         3,934,389         3,934,389
  Proceeds from sale of common stock                                 --           269,168           269,168
  Proceeds from repayment of stockholder notes
    receivable                                                   16,487             5,290            23,277
  Repurchase of common stock                                         --          (372,000)         (372,000)
                                                            -----------       -----------       -----------
        Net cash provided by financing activities             1,451,926         3,760,055         5,213,481
                                                            -----------       -----------       -----------

Net (Decrease) Increase in Cash and Cash Equivalents         (1,693,785)        1,833,514           140,034

Cash and Cash Equivalents, beginning of period                1,833,819               305                --
                                                            -----------       -----------       -----------
Cash and Cash Equivalents, end of period                    $   140,034       $ 1,833,819       $   140,034
                                                            ===========       ===========       ===========

Supplemental Disclosure Of Cash Flow Information:
  Cash paid for income taxes                                $       800       $     1,600       $     2,400
                                                            ===========       ===========       ===========
  Cash paid for interest                                    $     9,624       $     2,041       $    11,665
                                                            ===========       ===========       ===========

Supplemental Disclosure On Noncash Investing and
  Financing Activities:
  Issuance of common stock for notes receivable             $        --       $    65,638       $    68,738
                                                            ===========       ===========       ===========
  Acquisition of property and equipment under capital
    leases                                                  $        --       $    94,220       $    94,220
                                                            ===========       ===========       ===========
  Acquisition of property and equipment through
    issuance of notes payable                               $    72,687       $        --       $    72,687
                                                            ===========       ===========       ===========
  Fair value of warrants issued                             $   372,986       $        --       $   372,986
                                                            ===========       ===========       ===========

ARISTA KNOWLEDGE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements
December 31, 1999


1. Organization and Operations of the Company

Arista Knowledge Systems, Inc. (the "Company") was originally incorporated in Oregon on July 14, 1997 under the name Eduventures, Inc. Upon resolutions amending and restating the Company's Certificate of Incorporation, the Company was reincorporated in Delaware and the name of the Company was changed to Arista Knowledge Systems, Inc. effective December 25, 1998. The Company provides software solutions for the management of Internet, network based and other technology driven learning activities.

In March 2000, the Company changed its fiscal year end from March 31 to December
31. The financial statements presented herein have been adjusted to reflect the change in fiscal year end.

The Company is subject to a number of risks including, but not limited to, the need for additional financing to fund its future growth and development of its principal products, uncertain profitability and competition from larger companies, and ability to attract and retain employees. As of December 31, 1999, the Company has not completed the development of its principal product and has incurred operating losses since inception. Management's projections indicate that additional cash will be required to fund operations through December 31, 2000. As discussed in Note 11, the Company was acquired by DigitalThink, Inc. (DigitalThink) in July 2000. As the parent of the Company, DigitalThink has committed to provide the funds required for continued operations of the Company during fiscal year 2000.

2. Summary of Significant Accounting Policies

        Use of Estimates in Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of December 31, 1999 and 1998, the Company's cash and cash equivalents consisted of cash deposited in checking and money market accounts.

        Restricted Cash

        Restricted cash is in the form of a certificate of deposit with a bank and relates to a letter of credit issued by the bank securing a lease deposit on the Company's current facilities.

        Accounting for the Impairment of Long-Lived Assets

        The Company periodically assesses the realizability of its long-term assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes the recognition and measurement standards related to the impairment of long-lived assets. Recognition of asset impairment writedowns has not had a material impact on the Company's financial statements for any periods presented.

        Research and Development Costs

        Research and development expenditures are charged to operations as incurred. SFAS No. 86, "Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of a working model and the point at which the product is ready for general release have been insignificant. Through December 31, 1999, all research and development costs have been expensed.

        Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which typically range from three to five years. Leasehold improvements are amortized over the shorter of the lease term or useful life of the related asset.

        Included in property and equipment at December 31, 1999 and 1998 are assets acquired under capital lease obligations with an original cost of approximately $94,000. Accumulated amortization on the leased assets was approximately $15,000 and $3,000 at December 31, 1999 and 1998, respectively.

        Property and equipment consists of the following at December 31, 1999 and 1998:

                                                        December 31,
                                                 -------------------------
                                                    1999            1998
                                                 ---------       ---------
        Computer and related equipment           $ 256,644       $ 163,560
        Computer software                           75,416          44,945
        Office furniture and fixtures               28,434           2,694
        Leasehold improvements                       5,686           5,686
                                                 ---------       ---------
                                                   366,180         216,885
        Less:  Accumulated depreciation and
          amortization                             (89,925)        (18,864)
                                                 ---------       ---------
                                                 $ 276,255       $ 198,021
                                                 =========       =========

        Accrued Liabilities

        Accrued Liabilities consisted of the following at December 31, 1999 and 1998:

                                                        December 31,
                                                 -------------------------
                                                    1999            1998
                                                 ---------       ---------
       Accrued Vacation                          $  43,452       $  30,681
       Accrued Bonuses                              80,622              --
       Other accrued                                79,111          41,053
                                                 ---------       ---------
                                                 $ 203,185       $  71,734
                                                 =========       =========

        Revenue Recognition

        In July 1997, the Company entered into an agreement with a customer to develop certain web-based educational content. In October 1997, the Company subcontracted the development services under this agreement (see
        Note 8). The subcontract agreements entitled the Company to fees comprising 2.5 percent to 10 percent of the proceeds received under the original contract. The Company was the principal in this arrangement, and was responsible for performance of the services and bore the risk of credit loss. Consequently, revenue under this contract is recognized at the gross amount of the billings under the contract when modules are delivered in accordance with the original agreement. Cost of revenue is the difference between the gross amount of the billing and the Company's margin percentage based on its arrangements with subcontractors. All revenue recorded by the Company for the period from inception through December 31, 1999 has been derived from this contract agreement.

        Stock-Based Compensation

        In 1998, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." As permitted under this standard, the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued to Employees" in accounting for its stock options and other stock-based employee awards (see Note 7).

        Fair Value of Financial Instruments

        The carrying amounts of the Company's financial assets and liabilities, including cash and cash equivalents, accounts receivable, accounts payable, capital leases, and short-term borrowings, at December 31, 1999 and 1998, approximate fair value because of the short maturity of these instruments.

        The fair value of the Company's long term borrowings equaled their carrying value at December 31, 1999.

        Comprehensive Income (Loss)

        In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of SFAS No. 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with stockholders ("comprehensive income"). Comprehensive income is the total of net income and all other non-owner changes in equity. For all periods from inception (July 14, 1997) to December 31, 1999, the Company's comprehensive loss was equal to its net loss.


        Net loss attributable to common stock per share

        Basic and diluted net loss attributable to common stock per share are presented in conformity with SFAS No. 128 ("SFAS 128"), "Earnings Per Share," for all periods presented. Pursuant to SEC Staff Accounting Bulletin No. 98, common stock and convertible preferred stock issued or granted for nominal consideration prior to the anticipated effective date of an IPO must be included in the calculation of basic and diluted net loss attributable to common stock per share as if such stock had been outstanding during the years ended December 1998 and 1999. To date the Company has had no issuances or grants for nominal consideration.

        In accordance with SFAS 128, basic net loss attributable to common stock per share has been computed using the weighted average number of shares of common stock outstanding during the period, less shares subject to repurchase. Diluted net loss attributable to common stock per share is computed on the basis of the weighted average number of shares and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method. The Company has excluded all convertible preferred stock, outstanding stock options and shares subject to repurchase from the calculation of diluted net loss attributable common stock per share for the years ended December 31, 1999 and 1998, because all such securities are antidilutive. Accordingly, diluted net loss attributable to common stock per share approximates basic net loss attributable to common stock per share for all years presented.

        The total number of shares excluded from the calculations of diluted net loss attributable to common stock per share were 5,738,649 and 3,393,297 shares for the years ended December 31, 1999 and 1998, respectively.

        Subsequent to December 31, 1999, the Company issued warrants to purchase 1,403,482 shares of the Company's common stock and granted stock options to purchase 1,658,267 shares of the Company's common stock. These grants would have changed the number of common shares and potential common shares outstanding at December 31, 1999, if the transactions had occurred before the end of the period.

        The following table presents the calculation of basic and diluted net loss attributable to common stock per share:

                                                                 Year Ended December 31,
                                                            --------------------------------
                                                                1999               1998
                                                            -----------        -------------
Basic and diluted:
Weighted average shares of common stock outstanding         $  3,040,000       $  3,067,500
Less: Weighted average shares of common stock subject to
        repurchase                                              (856,235)          (856,235)
                                                            ------------       ------------

Weighted average shares of common stock used in
  computing net loss attributable to common stock
  per share                                                    2,183,765          2,211,265
                                                            ------------       ------------
Net loss attributable to common stock                       $ (3,510,116)      $ (1,610,981)
                                                            ============       ============
Net loss attributable to common stock per share             $      (1.61)      $      (0.73)
                                                            ============       ============


        Segment Reporting

        In June 1997, the FASB issued SFAS No. 131 ("SFAS 131"), "Disclosures About Segments of an Enterprise and Related information." SFAS 131 was adopted by the Company beginning on January 1998. SFAS 131 establishes standards for disclosures about operating segments, products and services, geographic areas and major customers. The Company is organized and operates as one operating segment. Revenue by geographic area is attributed to the country from which the sale is made. The Company's chief decision maker monitors the Company's operations based upon the information reflected in the accompanying combined statements of operations. To date all of the Company's transactions have been originated from one geographic area, the United States. Currently all long-lived assets are located in one geographic area, the United States.


3. Line of Credit

In February 1999, the Company entered into an equipment line of credit (the "Equipment Line") with a leasing firm providing for total available borrowings up to $200,000 to finance the purchase of eligible equipment through December 31, 1999. The effective interest rate on each advance is 10.67 percent. Borrowings under each line are payable in 36 monthly installments of principal, plus interest, beginning on the next month after each borrowing. At the end of the payment term, the Company will be required to remit a balloon payment of accrued interest equal to 15 percent of the total amount borrowed. Borrowings under the Equipment Line are secured by the underlying assets purchased with the monies borrowed under the agreement. The Agreement requires the Company to comply with certain affirmative covenants. As of December 31, 1999, the Company had $62,364 outstanding under the Equipment Line.

Aggregate principal maturities under the Equipment Line are as follows:

               Year Ended December 31,                 Amount
               -----------------------                --------
               2000                                   $ 26,523
               2001                                     25,191
               2002                                     10,650
                                                      --------
                                                      $ 62,364
                                                      ========

4. Notes Payable and Accrued Interest Due to a Related Party

In July 1999, the Company entered into a note payable agreement (the "Note") with a stockholder of the Company (collectively, with its subsidiaries, "Safeguard") to borrow up to $1.5 million for working capital purposes. Interest on the Note accrues at prime plus 1 percent (9.5 percent at December 31, 1999) and was approximately $60,000 at December 31, 1999. Principal and accrued interest on this Note are payable upon the earlier of (i) July 15, 2001, (ii) the consummation of an initial public offering ("IPO") by the Company or (iii) the sale of substantially all of the Company's assets or outstanding shares of capital stock. At any time on or after July 16, 2001, and at the option of Safeguard, any remaining outstanding principal and accrued interest on the Note may be converted into shares of the Company's Series B Preferred Stock at a conversion price of $1.10 per share. Borrowings under the Note are secured by virtually all of the Company's assets. As of December 31, 1999 the Company had $1.5 million outstanding and no available borrowings under the Note.

5. Notes Payable

In December 1999, the Company entered into a bridge loan agreement (the "Loan") with a lender providing for borrowings up to $2 million to be used for working capital purposes through April 30, 2000. Interest on the Loan is at prime plus
1.5 percent (10 percent at December 31, 1999) and is payable monthly based on the average daily outstanding balance under the Loan for the preceding month. Principal and accrued interest are payable upon the earlier of (i) April 30, 2000 or (ii) an equity event, as defined in the agreement. Borrowings under the Loan are secured by virtually all of the Company's assets. As of December 31, 1999, the Company had no monies outstanding under the Loan and had $2 million available for future borrowings. As of May 16, 2000, the Company had $1.7 million outstanding under this agreement.

6. Commitments

The Company leases its facilities and certain office equipment under operating and capital lease agreements expiring through August 2002. Rent expense for all operating leases totaled $178,457 and $89,226 for the year ended December 31, 1999 and 1998, respectively.

During the year ended December 31, 1998, the Company entered into a capital lease obligations of approximately $94,000 for various equipment. These capital leases provide for monthly payments ranging from $207 to $2,245.

Minimum future lease payments under all noncancellable capital and operating leases as of December 31, 1999 are as follows:

                       Fiscal Year Ended                           Operating       Capital
                          December 31,                              Leases         Leases
                       -----------------                           ---------      --------
            2000                                                   $ 229,150      $ 28,794
            2001                                                     233,759         5,240
            2002                                                     233,759         1,153
            2003                                                      19,480            --
                                                                   ---------      --------
            Total minimum payments                                 $ 716,148        35,187
                                                                   =========
            Amount representing interest expense at 7.5% to
              23.0%                                                                 (1,738)
                                                                                  --------
            Present value of net minimum lease payments                             33,449
            Less: Current portion                                                   26,772
                                                                                  --------
            Long term portion of capital lease obligations                        $  6,677
                                                                                  ========

7. Mandatorily Redeemable Convertible Preferred Stock

The Company has authorized the issuance of up to 10,000,000 shares of preferred stock of which 6,825,000 shares have been designated as Series A Preferred Stock ("Series A"). Of the 6,825,000 shares designated as Series A, 2,275,000 have been reserved for stock dividends on the Series A. In June 1998, the Company raised $3,934,389, net of issuance costs of $65,061, through the sale of 4,550,000 shares of Series A at an issuance price of $0.879 per share.

In July 1999, the Company authorized 2,500,000 shares be designated as Series B Preferred Stock ("Series B", collectively with the Series A, the "Preferred Stock"). No shares of Series B preferred stock have been issued to date.

The rights and preferences of the Preferred Stock are as follows:

   - If and when dividends or distributions are declared by the Board of Directors, the holders of the Preferred Stock shall be entitled to receive cumulative dividends at the rate of $0.07, per annum per share. No dividends have been declared by the Company

   - Beginning four years after the respective original issue date of the Series A and Series B, the holders of the outstanding Preferred Stock shall be entitled to receive quarterly dividends payable in additional shares of Preferred Stock. On each quarterly payment date, such holders shall be entitled to receive 0.02 shares of Preferred Stock for each share of Preferred Stock held on the original issue date.

   - In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive out of the assets of the corporation, for each share, prior and in preference to any distribution to the holders of the common stock, the greater of (i) an amount equal to the original purchase price of the Preferred Stock plus interest equal to 8% per annum compounded annually from the issue date of each share or (ii) the amount that would be received with respect to one share of Preferred Stock if all shares were converted into common stock, as adjusted. In addition, the holders of Preferred Stock shall be entitled to an amount equal to all declared by unpaid dividends. The liquidation preference for Series A and Series B at December 31, 1999 was $0.98 per share and $1.10 per share, respectively.

   - Each holder of the Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such stockholder's shares of convertible preferred stock could be converted.

   - Upon closing of an IPO of common stock in which aggregate proceeds are at least $15 million and the price per share is at least $3.52 per share, all outstanding shares of Preferred Stock will automatically convert into shares of common stock at the conversion ratio in effect on such date. At December 31, 1999 and 1998, each share of Preferred Stock was convertible into one share of common stock.

   - Each holder of Preferred Stock may, at any time, and from time to time, convert any or all of such holder's shares into fully-paid and non-assessable shares of common stock at the conversion ratio in effect at that date. At December 31, 1999 and 1998, each share of Preferred Stock was convertible into one share of common stock.

   - At any time on or after the fifth anniversary of the original issue date, the holders of the Preferred Stock may elect to have the outstanding preferred stock redeemed. The amount per share payable upon redemption on the Series A and Series B will be $0.879 and $1.10 per share, respectively.

8. Stockholders' Equity

        Common Stock

        At December 31, 1999, shares of common stock were reserved for future issuances as follows:

             Class A common stock                                        600,000
             Series A convertible redeemable preferred stock           6,825,000
             1998 stock option plan                                    1,716,667
             Warrants to purchase Series B preferred stock               681,800
             Warrants to purchase common stock                            79,787
                                                                       ---------
                                                                       9,903,254
                                                                       =========

        Shares Subject to Repurchase

        The Company issued 856,235 shares of common stock to certain employees of the Company that are subject to repurchase rights. These repurchase rights expire upon the earlier of (i) the closing of an IPO or (ii) the closing of an acquisition of the Company by a public entity. As of December 31, 1999, all of these shares are subject to repurchase by the Company at the fair market value of the Company's common stock at the date of repurchase as determined by the Company's Board of Directors.

        Class A Common Stock

        The Company has authorized the issuance of up to 600,000 shares of Class A common stock ("Class A Common"). The Class A Common has the same rights and preferences as common stock with the exception of a liquidation preference. The liquidation preference entitles the holders of the Class A Common to $0.50 per share in the event of a liquidation, dissolution or winding up of the corporation, voluntary or involuntary, after payment of full preferential amounts to the holders of the Company's preferred stock and prior to any amounts being distributed to the remaining common stockholders. As of December 31, 1999, no Class A Common has been issued; however, 600,000 shares of common stock held by an original investor in the Company are currently convertible into Class A Common.

        Warrants

        On July 15, 1999, in connection with the borrowings secured under the Note, the Company granted warrants to purchase 681,800 shares of Series B stock at $1.10 per share. The warrants are exercisable beginning in July 2001 and expire in July 2004. The fair value of the warrants was estimated using the Black-Scholes model using the following assumptions: risk-free interest rate of 5.8 percent, volatility of 53 percent, expected life of 3 years, and no expected dividends. The Company recorded approximately $309,000 related to the valuation of these warrants, which is being amortized as additional interest expense over the term of the Note. As of December 31, 1999, the Company had recorded approximately $67,000 of interest expense related to these warrants, which is included in interest expense in the accompanying statement of operations. Subsequent to year end, this warrant agreement was amended (see Note 11).

        On December 31, 1999, in connection with the Loan, the Company issued warrants to purchase 79,787 shares of common stock at $0.94 per share. The warrants were exercisable immediately and expire in December 2004. As of December 31, 1999, no warrants had been exercised. The fair value of the warrants was estimated using the Black-Scholes model with the following assumptions: risk-free interest rate of 6.14 percent, volatility of 80 percent, expected life of 5 years, and no expected dividends. The Company recognized approximately $51,000 related to the valuation of these warrants, which was recorded as debt issuance costs and included in other current assets in the accompanying balance sheet. In January 2000, when the Company initially borrowed monies under the Loan, this amount was reclassified as a discount on the Loan, and is being amortized as additional interest expense over the term of the Loan. As of December 31, 1999, no amortization had been recorded on these warrants.

        Stockholder Receivables

        Certain employees and founders have been issued common stock in exchange for full recourse stockholder notes receivables. These receivables accrue interest at 8 percent per annum and are payable in monthly installments through June 2000. As of December 31, 1999 and 1998, the Company had approximately $45,000 and $62,000 due from such notes receivables. These notes receivables are secured by the underlying stock issued under such arrangements.

        Stock Option Plan

        In June 1998, the Company adopted the 1998 stock option plan (the "Plan"). Under the Plan, the Company authorized the issuance of up to 1,716,667 shares to employees, directors and consultants. Under the Plan, the Board of Directors may grant incentive and nonqualified stock options to employees, directors and consultants of the Company. The exercise price per share for a stock option cannot be less than 100 percent of the fair market value, as determined by the Board of Directors, on the date of grant. Options generally vest 12.5 percent upon completion of six months of service by the optionee and ratably over a three-and-a-half year period thereafter and expire ten years after the date of grant.

        Stock option activity under the Plan for the years ended December 31, 1999 and 1998 was as follows:

                                                                       Options Outstanding
                                                                  ------------------------------
                                               Available           Number       Weighted Average
                                               For Grant          of Shares      Exercise Price
                                               ---------          ---------     ----------------
            Balance, December 31, 1997                --                 --         $  --

              Authorized                       1,716,667                 --         $  --

              Granted                         (1,081,200)         1,081,200         $0.62
              Exercised                               --                 --         $  --
              Canceled/Repurchased                90,000            (90,000)        $0.62
                                               ---------          ---------
            Balance, December 31, 1998           725,467            991,200         $0.62

              Granted                           (261,200)           261,200         $0.92
              Exercised                               --                 --         $  --
              Canceled                           127,000           (127,000)        $0.63
                                               ---------          ---------
            Balance, December 31, 1999           591,267          1,125,400         $0.63
                                               =========          =========


        The following table summarizes information about stock options outstanding at December 31, 1999:

                                     Options Outstanding               Options Exercisable
                             ------------------------------------     ----------------------
                                            Weighted
                                            Average      Weighted                   Weighted
                                            Remaining    Average                    Average
                Exercise       Number      Contractual   Exercise        Number     Exercise
                 Prices      Outstanding      Life        Price       Exercisable    Price
                --------     -----------   -----------   --------     -----------   --------
                  $ 0.01        120,000       8.39        $ 0.01          60,000     $ 0.01
                  $ 0.62        755,900       8.43        $ 0.62         703,170     $ 0.62
                  $ 0.94        249,500       9.74        $ 0.94           3,000     $ 0.94
                              ---------                                  -------
                              1,125,400       8.72        $ 0.63         766,170     $ 0.57
                              =========                                  =======

        The Company accounts for stock options issued to non-employees in accordance with SFAS 123. The compensation expense related to the value of options granted to non-employees has been immaterial for all periods presented.

        The weighted average fair value of options granted to employees during the years ended December 31, 1999 and 1998 estimated on the date of grant using the Black-Scholes option pricing model was $0.20 and $0.06, respectively. The fair value of the 1999 and 1998 options granted is estimated on the date of grant using the following assumptions: risk-free interest rate range of 5.87 to 5.98 percent, depending on the grant date, expected life of 4 years, no volatility and no expected dividends.

        The Company accounts for this Plan under APB 25. In accordance with APB 25, the Company recorded compensation expense of approximately $0 and $37,000 for the years ended December 31, 1999 and 1998, respectively. Had compensation expense for the Plan been determined consistent with SFAS 123, the Company's net loss attributable to common stock would have been increased to the following pro forma amounts for the years ended December 31, 1999 and 1998, and for the period from inception (July 14, 1997) to December 31, 1999:

                                                                       Period from
                                                                        Inception
                                                                    (July 14, 1997) to
                                                                       December 31,
                                   1999                1998                1999
                                ----------          ----------          ----------
            As Reported         $3,510,116          $1,610,981          $5,548,285
            Pro Forma           $3,555,661          $1,643,981          $5,626,830

9.      Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", ("SFAS 109"). SFAS 109 provides for an asset and liability approach to account for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all portion of the deferred tax assets will not be recognized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment.

The net deferred income tax asset consists of the following:

                                                                       December 31,
                                                             -------------------------------
                                                                 1999                1998
                                                             -----------         -----------
            Deferred income tax assets:
              Federal net operating loss carryforward        $ 1,806,289         $   631,464
              State net operating loss carryforward              309,959             108,359
              Temporary differences:
                Research and development credits                 189,152              41,721
                Start-up costs                                   122,307             159,940
                Other                                             61,363               9,004
                                                             -----------         -----------
                                                               2,489,070             950,488
            Valuation allowance                               (2,489,070)           (950,488)
                                                             -----------         -----------
            Deferred income tax asset, net                   $        --         $        --
                                                             ===========         ===========

        Net operating loss carryforwards for Federal and state income tax purposes at December 31, 1999 and 1998, were approximately $5.3 million and $1.9 million, respectively. The net operating loss carryforwards expire on various dates through the year 2019. The Internal Revenue Service Code contains provisions which may limit the net operating losses and credit carryforwards to be used in any given year upon the occurrence of certain events, including a significant change in ownership interest. The Company believes significant uncertainty exists regarding the realizability of the net operating losses and credit carryforwards and other timing differences at December 31, 1999 and 1998, and, accordingly, has provided a full valuation allowance.

        As of December 31, 1999 and 1998, respectively, the Company also had available research and development credits carryforwards of approximately $90,000 and $23,000 for Federal income tax purposes and $76,000 and $19,000 for state income tax purposes. The Federal research and development credits expire on various dates through the year 2019 and the state research and development credits carryforward indefinitely.

10.     Related Party Transactions

        In July 1997, the Company entered into a contract with the Institute for Defense Education and Analysis ("IDEA") at the Naval Postgraduate School whereby the Company would develop certain web-based technology content for the IDEA. In October 1997, the Company entered into a subcontract agreement with one of its shareholders to provide the services under the contract. As of December 31, 1999, all services under the contract have been performed and all related revenue had been recognized.

11.     Subsequent Events

        In May 2000, in connection with a guaranty by Safeguard of the Loan, the Company issued warrants to purchase 390,909 shares of the Company's common stock at an exercise price of $0.94 per share. These warrants are exercisable beginning in May 2000 and expire in May 2005.

        In June 2000, the Company entered into a line of credit with Safeguard to provide for borrowings up to $1.6 million to be used for working capital purposes. Interest on this line accrues at prime plus 1 percent. All outstanding principal and accrued interest under this line of credit shall be due and payable upon the earlier of (i) September 30, 2000,
        (ii) an IPO or a private equity offering of at least $5 million, or
        (iii) the sale of substantially all of the Company's assets or shares of capital stock. Borrowings under this line of credit are secured by virtually all of the Company's assets. In connection with this line of credit agreement, the Company issued warrants to purchase 727,273 shares of the Company's common stock to Safeguard at an exercise price of $0.94 per share. These warrants are exercisable beginning in June 2000 and expire in June 2005.

        In June 2000, the Company entered into a loan agreement with Safeguard to provide for borrowings up to $300,000 to be used for working capital purposes. Interest on this loan accrues at prime plus 1 percent. All outstanding principal and accrued interest under this loan shall be due and payable upon the earlier of (i) June 3, 2001, (ii) 60 days after the demand for payment by the lender, or (iii) upon the closing of a sale of substantially all of the Company's assets. In connection with this loan agreement, the Company issued warrants to purchase 136,364 shares of the Company's common stock to Safeguard at an exercise price of $0.94 per share. These warrants are exercisable beginning in June 2000 and expire in June 2005.

        In June 2000, the Company entered into a forbearance agreement in connection with violation of certain stipulations in its original Loan agreement dated December 1999. Under the amended terms of this agreement, the lender agreed to forbear any action against the Company for these violations until July 31, 2000. In consideration of this forbearance agreement, the Company issued warrants to purchase 148,936 shares of the Company's common stock at an exercise price of $0.94 per share. These warrants are exercisable beginning in June 2000 and expire in June 2005.

        In July 2000, the Company amended its Note to allow Safeguard the right to convert any outstanding principal and accrued interest on the Note into fully-paid and non-assessable shares of the Company's common stock at a conversion price of $1.10 per share. The Company also amended the underlying warrant agreement on the Note to allow Safeguard to purchase from the Company up to 681,800 shares of the Company's common stock at a purchase price of $1.10 per share provided, however, that in the event of a merger of the Company with or into another entity prior to July 15, 2001, the warrants shall be exercisable only for up to 340,900 shares of the Company's common stock. These warrants are in place of, and not in addition to, the warrants issued in the original agreement as discussed in Note 8.

        In July 2000, the Company entered into an agreement to be acquired by DigitalThink effective July 6, 2000. Under the terms of the agreement, each share of the Company's common stock and preferred stock will be converted into .0588 shares of DigitalThink's common stock. The transaction will be accounted for by DigitalThink using the purchase method. Subsequent to the acquisition, the Company will cease business operations on a stand-alone basis.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Effective July 6, 2000, DigitalThink, Inc. ("DigitalThink" or the "Company") acquired 100 percent of the outstanding stock and assumed all outstanding stock options of Arista Knowledge Systems, Inc. ("Arista"), an emerging leader in providing Internet-based learning management systems, in exchange for approximately 746,000 shares of DigitalThink common stock. The total cost of the acquisition, including transaction costs, was approximately $24.6 million. The acquisition was accounted for as a purchase business combination.

Attached are the unaudited pro forma condensed financial statements, which include the unaudited pro forma condensed balance sheet as of June 30, 2000 and the unaudited pro forma condensed statements of operations of the Company and Arista for the quarter ended June 30, 2000 and of the Company for the year ended March 31, 2000, and Arista for the year ended December 31, 1999. The unaudited pro forma condensed balance sheet assumes the acquisition took place on June 30, 2000. The unaudited pro forma condensed statements of operations, assume the acquisition had been consummated on April 1, 1999. The unaudited pro forma condensed financial information reflects the allocation of purchase price of Arista based upon current estimates of fair values of assets acquired and liabilities assumed. The final allocation of the purchase price may vary as additional information is obtained and, accordingly, the ultimate allocation may differ from that used in the unaudited pro forma condensed financial information.

The unaudited pro forma condensed financial statements are based on the historical financial statements of the Company and Arista. They are not necessarily indicative of the combined entity's operations had the acquisition actually occurred on the dates indicated, nor are they necessarily indicative of future operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to these statements.

The unaudited pro forma condensed financial statements are based on and should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company for the year ended March 31, 2000 and the quarter ended June 30, 2000 and the accompanying historical consolidated financial statements and the notes thereto of Arista for the year ended December 31, 1999 and the six months ended June 30, 2000 and 1999.

                               DIGITALTHINK, INC.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 2000
                                 (in thousands)
                                   (unaudited)

                                                                                              Pro Forma
                                                               DigitalThink     Arista       Adjustments    Pro Forma
                                                                Historical    Historical       (Note 2)     Combined
                                                               ------------   ----------     -----------    --------
Current assets:
Cash and equivalents                                             $ 27,302        $ 360                        $ 27,662
Marketable securities                                              66,489            -                          66,489
Accounts receivable, net                                            7,292           17                           7,309
Prepaid expenses and other current assets                           1,600           82           1,000  b        2,682
                                                                ---------       ------        --------        --------
                Total current assets                              102,683          459           1,000         104,142

Property and equipment, net                                         7,600          279               -           7,879
Intangibles                                                             -            -          24,750  b       17,632
                                                                                                (7,118) b
Other assets                                                            -           94                              94
                                                                ---------       ------        --------        --------
                TOTAL ASSETS                                    $ 110,283        $ 832        $ 18,632       $ 129,747
                                                                =========       ======        ========       =========


Current liabilities:
Accounts payable                                                  $ 4,010        $ 348                         $ 4,358
Accrued liabilities                                                 3,499          545             500  b        4,644
                                                                                                   100  a
Capital lease obligations, current portion                              -           31                              31
Deferred revenues                                                  10,905           57                          10,962
Notes payable                                                           -        2,009                           2,009
                                                                ---------       ------        --------        --------
                Total current liabilities                          18,414        2,990             600          22,004

Capital lease obligations, net of current portion                       -           42                              42
Notes payable and accrued interest                                      -            3                               3
                                                                ---------       ------        --------        --------
                Total long-term liabilities                             -           45               -              45

Mandatorily redeemable convertible preferred stock                      -        3,967          (3,967) c            -

Common Stock                                                      149,249        3,993          (3,993) c      173,748
                                                                                                24,499  a
Deferred stock compensation                                        (6,403)        (569)            569  c       (7,955)
                                                                                                (1,552) b
Notes receivable from stockholders                                      -          (51)             51  c            -
Accumulated deficit                                               (50,977)      (9,543)          9,543  c      (58,095)
                                                                                                (7,118) b
                                                                ---------       ------        --------        --------
                Total stockholders' equity (deficit)               91,869       (6,170)         21,999         107,698

                TOTAL LIABILITIES AND EQUITY                    $ 110,283        $ 832        $ 18,632       $ 129,747
                                                                =========       ======        ========       =========

                               DIGITALTHINK, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2000
                      (in thousands, except per share data)
                                   (unaudited)


                                                               DigitalThink         Arista
                                                                Historical        Historical     Pro Forma
                                                               (Year ended        (Year ended    Adjustments      Pro Forma
                                                                 3/31/00)          12/31/99)      (Note 3)         Combined
                                                               ------------       -----------    -----------      --------
REVENUES:
      Delivered Learning fees                                     $ 4,994             $ -            $ -           $ 4,994
      Learning Solution services                                    5,821             245              -             6,066
                                                               ------------       -----------    -----------      --------
          Total revenues                                           10,815             245              -            11,060
                                                               ------------       -----------    -----------      --------
COSTS AND EXPENSES:
      Cost of Delivered Learning fees                               2,409               -              -             2,409
      Cost of Learning Solution services                            3,337             222              -             3,559
      Content research and development                              4,082               -              -             4,082
      Technology research and development                           3,687           1,355              -             5,042
      Selling and marketing                                        11,596           1,431              -            13,027
      General and administrative                                    2,342             556              -             2,898
      Depreciation and amortization                                   915              72              -               987
      Amortization of intangibles                                       -               -          4,408  d          4,408
      Stock-based compensation                                      3,663               -            931  e          4,594
                                                               ------------       -----------    -----------      --------
          Total costs and expenses                                 32,031           3,636          5,339            41,006
                                                               ------------       -----------    -----------      --------
Loss from operations                                              (21,216)         (3,391)        (5,339)          (29,946)
Interest and other income (expense)                                 1,055            (106)             -               949
                                                               ------------       -----------    -----------      --------
Net loss                                                        $ (20,161)       $ (3,497)      $ (5,339)        $ (28,997)
                                                               ============       ===========    ===========      ========
Shares used in basic and diluted loss per common share              7,164                                            7,910

Basic and diluted loss per common share                           $ (3.87)                                         $ (4.63)

                               DIGITALTHINK, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE QUARTER ENDED JUNE 30, 2000
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                                  Pro Forma
                                                              DigitalThink        Arista          Adjustments       Pro Forma
                                                               Historical       Historical         (Note 3)          Combined
                                                              ------------      ----------        -----------       ---------
REVENUES:
      Delivered Learning fees                                    $ 2,395               -                -            $ 2,395
      Learning Solution services                                   3,867               -                -              3,867
                                                              ------------      ----------        -----------       ---------
          Total revenues                                           6,262               -                -              6,262
                                                              ------------      ----------        -----------       ---------
COSTS AND EXPENSES:
      Cost of Delivered Learning fees                              1,012               -                -              1,012
      Cost of Learning Solution services                           2,281               -                -              2,281
      Content research and development                             2,820               -                -              2,820
      Technology research and development                          2,142           1,079                -              3,221
      Selling and marketing                                        3,921             568                -              4,489
      General and administrative                                   1,174             279                -              1,453
      Depreciation and amortization                                  562              77                -                639
      Amortization of intangibles                                      -               -            1,102 d            1,102
      Stock-based compensation                                     1,549              28              233 e            1,810
                                                              ------------      ----------        -----------       ---------
          Total costs and expenses                                15,461           2,031            1,335             18,827
                                                              ------------      ----------        -----------       ---------
Loss from operations                                              (9,199)         (2,031)          (1,335)           (12,565)
Interest and other income (expense)                                1,549            (505)               -              1,044
                                                              ------------      ----------        -----------       ---------
Net loss                                                        $ (7,650)       $ (2,536)        $ (1,335)         $ (11,521)
                                                              ============      ==========        ===========       =========

Shares used in basic and diluted loss per common share            33,867                                              34,613

Basic and diluted loss per common share                          $ (0.23)                                            $ (0.33)


1.  GENERAL

    The Company will account for the acquisition as a purchase business combination. The accompanying unaudited pro forma condensed financial statements reflect an estimated aggregate purchase price of approximately $24.6 million, consisting of the fair value of common stock and options issued ($24.5 million) as well as transaction costs.

2.  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

    The accompanying unaudited pro forma condensed balance sheet has been prepared as if the acquisition was consummated on June 30, 2000. Pro Forma adjustments were made:

    (a) To record consideration given in acquisition of Arista:

               Stock issued to Arista stockholders                      $20,523
               Stock  options assumed                                     3,976
               Transaction costs                                            100
                                                                        -------
               Total purchase price                                     $24,599

   (b) To record allocation of purchase price to assets of Arista:

               In-process research and development                      $ 7,118
               Acquired technology, workforce intangible and
               goodwill                                                  17,632
               Receivable from Arista stockholder                         1,000
               Assumed compensation payable to Arista employees
                     From Arista stockholder                               (500)
               Intrinsic value of unvested Arista options
                      assumed                                             1,552
               Net fair value of tangible assets
                      acquired and liabilities assumed                   (2,203)
                                                                        -------
               Net assets acquired                                      $24,599

        The allocation of the purchase price to in-process research and development, acquired technology and workforce was based upon independent valuation.

   (c) To record elimination of Arista's stockholder's equity.

3.  UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

    The accompanying unaudited pro forma condensed statements of operations have been prepared as if the acquisition was consummated as of April 1, 1999. Pro forma adjustments were made to reflect the:

    (d) Amortization of acquired intangibles, with amortization periods of four years for amounts allocated to acquired technology, workforce and the excess of cost over fair value of net assets acquired.
    (e) Amortization of deferred stock compensation, with an amortization period of up to four years representing the remaining vesting period of the options assumed using the multiple option amortization approach.

The accompanying unaudited pro forma condensed statements of operations do not reflect the one-time impact of the charge for purchased in-process research and development of $7.1 million recorded by the Company in connection with the acquisition.

The unaudited pro forma condensed statements of operations for the year ended March 31, 2000 combined the results of DigitalThink for the year ended March 31, 2000 with the results of Arista for the year ended December 31, 1999. Accordingly, the presentation excluded the results of Arista for the quarter ended March 31, 2000. Unaudited results of operations of Arista for the quarter ended March 31, 2000 included zero revenues and net loss of $1.5 million.

                         ARISTA KNOWLEDGE SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         Balance Sheet -- June 30, 2000
                                   (unaudited)

                                     Assets

                                                                                           2000
                                                                                       -----------
Current Assets:
       Cash and cash equivalents                                                       $   359,692
       Prepaid expenses and other current assets                                            98,997
                                                                                       -----------
                          Total current assets                                             458,689
                                                                                       -----------

Property and Equipment, net                                                                279,505

Other Assets
       Restricted Cash                                                                      93,277
       Other assets                                                                            424
                                                                                       -----------
                          Total Assets                                                 $   831,895
                                                                                       ===========

                         Liabilities and Stockholders' (Deficit) Equity

Current Liabilities
       Capital lease obligations, current portion                                      $    31,392
       Line of credit, current portion                                                   2,009,003
       Accounts payable                                                                    348,504
       Accrued liabilities                                                                 601,435
                                                                                       -----------
                          Total current liabilities                                      2,990,334

Capital Lease Obligations, net of current portion                                           41,862
Line of Credit, current portion                                                                 --
Notes Payable and Accrued Interest Due to a Related Party                                    3,260
                                                                                       -----------
                          Total Liabilities                                              3,035,456
                                                                                       -----------

Commitments

Convertible redeemable Preferred Stock, $.001 par value; Authorized -
      10,000,000 and 7,500,000 shares at June 30, 2000 and
      1999, respectively.
      Issued and outstanding - 4,550,000 shares at June 30, 2000 and
      1999, liquidation preference of $3,999,450 at June 30, 2000
      and 1999                                                                           3,966,919

Stockholders' (Deficit)
       Convertible redeemable Preferred Stock, $.001 par value; Authorized -
                10,000,000 and 7,500,000 shares at June 30, 2000 and
                    1999, respectively.
                Issued and outstanding - 4,550,000 shares at June 30, 2000 and
                    1999, liquidation preference of $3,999,450 at June 30, 2000
                    and 1999                                                                 4,550
       Common stock, $0.001 par value:
                Authorized - 18,000,000 shares and 15,000,00 shares at June 30
                    2000 and 1999, respectively.
                Issued - 3,100,000 shares at June 30, 2000 and 1999                          3,164
       Treasury common stock, 60,000 shares, at cost, at June 30, 2000 and
                    1999                                                                   (32,534)
       Additional paid-in capital                                                        4,022,278
       Notes receivable from stockholders                                                  (51,082)
       Deferred stock compensation                                                        (569,248)
       Deficit accumulated during the development stage                                 (9,543,058)
                                                                                       -----------
                          Total Stockholders' (deficit)                                 (6,170,480)
                                                                                       -----------
                          Total liabilities and stockholders' (deficit)                $   831,895
                                                                                       ===========

                         ARISTA KNOWLEDGE SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            Statements of Operations
                  For the 6 months ended June 30, 2000 and 1999
                                   (unaudited)

                                                       2000                1999
                                                   -----------         -----------
Revenue                                            $        --         $   227,460

Cost of Revenue                                             --             279,945
                                                   -----------         -----------
                   Gross Profit                             --             (52,485)
                                                   -----------         -----------

Operating Expenses:
           Research and Development                  1,803,523             540,592
           Sales and marketing                         929,049             545,208
           General and administrative                  611,925             323,337
                                                   -----------         -----------
                   Total operating expenses          3,344,497           1,409,137
                                                   -----------         -----------
Loss from Operations                                (3,344,497)         (1,461,622)

Other income (expense), net                           (660,794)             13,708
                                                   -----------         -----------
Net Loss                                           $(4,005,291)        $(1,447,914)
                                                   ===========         ===========

                         ARISTA KNOWLEDGE SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            Statements of Cash Flows
                  For the 6 Months Ended June 30,2000 and 1999
                                   (unaudited)

                                                                                          2000               1999
                                                                                       ----------         ----------
Cash Flows from Operating Activities:
        Net loss                                                                       (4,005,291)        (1,447,914)
        Adjustments to reconcile net loss to cash used in operating activities:
               Depreciation                                                                86,904              7,546
               Loss on disposal of property and equipment                                  24,537                 --
               Amortization of deferred stock-based compensation                           28,000                 --
               Changes in operating assets and liabilities:
                     Prepaid expenses and other current assets                             41,052           (141,833)
                     Other assets                                                          75,091             73,484
                     Accounts payable                                                     287,899             (5,764)
                     Accrued liabilities                                                  398,250            145,388
                                                                                       ----------         ----------
                         Net cash used in operating activities                         (3,063,558)        (1,369,093)

Cash Flows from Investing Activities:
        Purchases of property and equipment                                              (114,691)           (34,222)
        Proceeds from sale-leaseback transaction                                               --                 --
                                                                                       ----------         ----------
                         Net cash used in investing activities                           (114,691)           (34,222)

Cash Flows from Financing Activities:
        Increase in restricted cash                                                       (23,018)            (1,648)
        Payments  of notes payable to a related party                                  (1,316,084)                --
        Proceeds from line of credit                                                    1,946,639                 --
        Proceeds received under capital lease obligations                                  39,805              7,420
        Proceeds from sale of common stock                                              2,788,660             37,304
        Payments to/proceeds from repayment of stockholder notes receivable                (5,621)            11,959
        Purchase of treasury stock                                                        (32,474)           (37,134)
                                                                                       ----------         ----------
                         Net cash provided by financing activities                      3,397,907             17,901
                                                                                       ----------         ----------
Net increase (decrease) in Cash and Cash Equivalents                                      219,658         (1,385,414)
Cash and Cash Equivalents, beginning of period                                            140,034          1,833,819
                                                                                       ----------         ----------
Cash and Cash Equivalents, end of period                                                  359,692            448,405
                                                                                       ----------         ----------


Notes to Condensed Financial Statements (Unaudited)


1 -Basis of Presentation

The condensed financial statements included herein have been prepared by Arista, Inc., (the Company), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes the disclosures which are made are adequate to make the information presented not misleading.

The unaudited condensed financial statements included herein reflect all adjustments (which include only normal, recurring adjustments) which are, in the opinion of management, necessary to state fairly the results for the periods presented. The results for such periods are not necessarily indicative of the results to be expected for the entire fiscal year ending March 31, 2001.


                                   SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DIGITALTHINK, Inc.



Date: September 15, 2000            By: /s/ Peter J. Goettner
                                    ------------------------------
                                    Peter J. Goettner
                                    President and Chief Executive Officer

EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

               Number        Description
               ------        -----------
               99.1 **       Agreement between DigitalThink, Inc. and Arista, Inc. dated
                             July 5, 2000.

               23.1          Consent of Independent Auditors.


** Incorporated by reference to the Company's form 8-K filed with the Securities and Exchange Commission on July 21, 2000.